UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – May 12, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Questar Corporation ("Questar") held a special meeting of shareholders (the "special meeting"). The proposals voted upon at the special meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

Proposal 1: To consider and vote on a proposal to approve the agreement and plan of merger, dated January 31, 2016 (the "merger agreement"), by and among Dominion Resources, Inc., a Virginia corporation ("Dominion"), Diamond Beehive Corp., a newly formed Utah corporation that is a direct, wholly-owned subsidiary of Dominion ("Merger Sub"), and Questar Corporation, a Utah corporation ("Questar" or the "Company")

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,072,880	4,144,502	589,931	—

Proposal 2: To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger, which we refer to as the "nonbinding compensation proposal."

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,145,947	20,690,298	971,068	—

Proposal 3: To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,739,448	25,767,070	300,795	—

Item 8.01 Other Items.

On May 12, 2016, Questar issued a press release announcing the results of the special meeting. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press release issued May 12, 2016, by Questar Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR CORPORATION

May 12, 2016	By:	/s/ Julie A. Wray
Julie A. Wray Vice President Human Resources and Corporate Secretary

List of Exhibits:

Exhibit No.	Exhibit

99.1	Press release issued May 12, 2016, by Questar Corporation.

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